SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CATHAY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Cathay Bancorp, Inc.
777 North Broadway
Los Angeles, California 90012

To Our Stockholders:

     We are pleased to invite you to attend the annual meeting of stockholders of Cathay Bancorp, Inc. The meeting will be held on Monday, April 21, 2003, at 5:00 p.m., local time, at 777 North Broadway, Los Angeles, California 90012.

     At the meeting, you will be asked to elect four Class I directors to serve until 2006.

     We look forward to seeing you at the meeting.

Sincerely yours,
Michael M.Y. Chang Secretary

QUORUM AND VOTING
PRINCIPAL HOLDERS OF SECURITIES
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
MANAGEMENT COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE
INCORPORATION OF CERTAIN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
INDEPENDENT AUDITORS
ANNUAL REPORT ON FORM 10-K
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS

Cathay Bancorp, Inc.
777 North Broadway
Los Angeles, California 90012

Notice of Annual Meeting of Stockholders
to be Held on April 21, 2003
________________

     Notice is hereby given that the annual meeting of stockholders of Cathay Bancorp, Inc. will be held on Monday, April 21, 2003, at 5:00 p.m., local time, at 777 North Broadway, Los Angeles, California 90012, for the following purposes:

1. To elect four Class I directors to serve until the 2006 annual meeting of stockholders and their successors have been elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     The Board of Directors has fixed March 3, 2003, as the record date for the meeting. Only holders of record of Common Stock at the close of business on the record date are entitled to receive notice of and to vote at the meeting.

     Please vote, sign, and date the enclosed proxy card and return it in the accompanying envelope. If you mail the envelope in the United States, it does not require postage. It is important that you return the proxy card promptly even if you plan to attend the meeting.

     We invite you to attend the meeting in person. If you attend, you may choose to revoke your proxy and vote in person at the meeting. If you do so, your proxy card will be disregarded.

By Order of the Board of Directors
Michael M.Y. Chang Secretary

Los Angeles, California
March 17, 2003

CATHAY BANCORP, INC.
777 North Broadway
Los Angeles, California 90012

Proxy Statement
Annual Meeting of Stockholders
April 21, 2003

     The Board of Directors of Cathay Bancorp, Inc. is furnishing this proxy statement to the holders of record of Bancorp’s Common Stock to solicit proxies, including the proxy granted by the enclosed proxy card, for use at the 2003 annual meeting of stockholders of Bancorp and any adjournments or postponements of the meeting. In this proxy statement, “Bancorp,” “we,” “us,” and “our” refer to Cathay Bancorp, Inc.

     At the meeting, our stockholders will be asked to:

• Elect four Class I directors to serve until the 2006 annual meeting of stockholders and their successors have been elected and qualified; and

• Transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

     Please vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-prepaid envelope. If you properly complete the proxy card and Bancorp receives it before the voting, the proxy holders named in the proxy card will vote your shares of Common Stock as you direct on the proxy card. If you give no direction on the proxy card, the proxy holders will vote your shares in favor of the election of Michael M.Y. Chang, Patrick S.D. Lee, Anthony M. Tang, and Thomas G. Tartaglia as directors. Under Delaware law, the inspector of elections for the meeting may consider evidence deemed to be reliable to reconcile proxies and ballots submitted by banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record holder to cast or more votes than the stockholder holds of record.

     The Board of Directors knows of no other proposal to be presented for consideration at the meeting. The proxy holders named in the enclosed proxy card reserve the right to vote your shares in accordance with their best judgment on any proposal that does properly come before the meeting or to vote your shares for other persons if any nominee for director becomes unavailable to serve.

     You may revoke your proxy at any time before it is exercised by filing a written notice of revocation with Bancorp’s Secretary or delivering to Bancorp’s Secretary a later signed and dated proxy card. You may also revoke your proxy if you are present at the meeting and vote in person. This proxy statement and the enclosed proxy card were first mailed to stockholders on or about March 17, 2003.

QUORUM AND VOTING

     The Board of Directors has fixed March 3, 2003, as the record date for the meeting. Only holders of record of Bancorp’s Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. On the record date, 18,000,974 shares of Bancorp’s Common Stock were outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock registered in the stockholder’s name. Cumulative voting is not available for the election of directors.

     It is important that stockholders be represented in person or by proxy at the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business. If the shares represented at the meeting are not sufficient to constitute a quorum or to elect the nominees for director, we may adjourn or postpone the meeting to permit further solicitation of proxies.

     Persons receiving a plurality of the votes cast at the meeting will be elected directors. Plurality means that the persons who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting.

     Abstentions and broker non-votes are counted for purposes of establishing a quorum. However, they are not counted and have no effect in determining whether a nominee or the nominees have been elected. The term “broker non-votes” refers to shares held by a broker in street name that are present by proxy but are not voted on the matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owners.

PRINCIPAL HOLDERS OF SECURITIES

     Based on the contents of reports filed with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, the entities listed below are beneficial owners of more than five percent of our Common Stock. We are not aware of any other person or group who beneficially owned more than five percent of our Common Stock as of March 3, 2003, the record date for the meeting.

	Amount and Nature
	of Beneficial	Percentage of
Name and Address of	Ownership of	Common Stock
Beneficial Owner	Common Stock	Beneficially Owned1/

Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	1,197,8002/	6.65%

Cathay Bank Employee Stock Ownership Trust (the ESOPT) 777 North Broadway Los Angeles, California 90012	985,7763/	5.48%

1/	The ownership percentage is determined by dividing the number of shares shown in this table by 18,000,974, which is the number of shares of Bancorp Common Stock issued and outstanding as of March 3, 2003, the record date for the meeting.
2/	The number of shares in this table and the information in this footnote is derived from the Schedule 13G dated as of February 14, 2003, filed with the Securities and Exchange Commission by FMR Corp. According to this Schedule 13G filing, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,197,800 shares of the outstanding Common Stock of Bancorp as of December 31, 2002, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,195,754 shares or approximately 6.64% of the total outstanding Common Stock at December 31, 2002. Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the Fidelity funds each have sole power to dispose of the 1,197,754 shares owned by such funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees.

3/	Shares of our Common Stock beneficially owned by the ESOPT are allocated on an annual basis among the participants of the Cathay Bank Employee Stock Ownership Plan. Once shares are allocated, each participant has the power to direct the vote of his or her allocated shares. The ESOPT Committee has the sole power to vote and dispose of all unallocated shares of our Common Stock beneficially owned by the ESOPT. As of March 3, 2003, the record date for the meeting, the ESOPT held approximately 985,776 shares of Bancorp Common Stock, of which 3,656 shares are unallocated. Dunson K. Cheng, Kelly L. Chan, George T.M. Ching, Joseph C.H. Poon, and Anthony M. Tang are members of the ESOPT Committee.

     As of March 3, 2003, the record date for the meeting, our directors, executive and other officers named in this proxy statement, and their affiliates (including the ESOPT) were entitled to vote approximately 3,217,825 shares of our Common Stock. These shares represent approximately 17.88% of the outstanding shares of our Common Stock as of March 3, 2003. If shares held by the ESOPT that have been allocated to persons other than our directors and executive or other officers named in this proxy statement are excluded from this total, as of March 3, 2003, our directors and named officers were entitled to vote approximately 2,380,559 shares of our Common Stock. These shares represent approximately 13.22% of the outstanding shares of our Common Stock. Our directors and executive officers have informed us that they intend to vote for the election of Michael M.Y. Chang, Patrick S.D. Lee, Anthony M. Tang, and Thomas G. Tartaglia.

ELECTION OF DIRECTORS

     Under our certificate of incorporation, the Board of Directors may consist of between three and 25 directors. Our Board currently consists of eleven directors, each of whom is also a director of Cathay Bank, a California-chartered bank and wholly-owned subsidiary of Bancorp. Our Board has three classes of directors. The term of office of each class of directors is three years. The current term of the Class I directors will expire at the 2003 annual meeting of stockholders. The current term of the Class II directors will expire at the 2004 annual meeting of stockholders. The current term of the Class III directors will expire at the 2005 annual meeting of stockholders.

     Stockholders are being asked to elect four Class I directors. The Class I directors will hold office until the 2006 annual meeting of stockholders and their successors have been elected and qualified. Our Board has nominated Michael M.Y. Chang, Patrick S.D. Lee, Anthony M. Tang, and Thomas G. Tartaglia to serve as Class I directors. All of the nominees are currently directors of Bancorp and Cathay Bank, and have served continuously in these capacities since the dates indicated below opposite their names. If any nominee named in this proxy statement becomes unavailable for any reason, or if any vacancy on the Board of Directors occurs before the election, the shares represented by any proxy voting for that nominee will be voted for the person that may be designated by the Board of Directors to replace that nominee or to fill that vacancy on the Board. However, the Board of Directors does not believe that any nominee will be unavailable or that any vacancy will occur.

     The Board of Directors recommends a vote FOR the election of Michael M.Y. Chang, Patrick S.D. Lee, Anthony M. Tang, and Thomas G. Tartaglia as Class I directors.

     The following table sets forth:

•	The periods each nominee and director have served as a director of Bancorp and Cathay Bank.

•	The principal occupations of each nominee, director, and officer named in the Summary Compensation Table below for at least the past five years.

•	Information on the beneficial ownership, as that term is defined under Securities and Exchange Commission rules and regulations, of shares of our Common Stock held as of the record date for the meeting by each nominee and director, by the chief executive and the other four highest paid executive or other named officers, and all the directors and named officers as a group.

     Each nominee, director, and named officer has furnished the information on his or her own beneficial share ownership set forth in the following table.

				Common Stock	Percentage
		Principal		Beneficially	Ownership
		Occupations and	Director	Owned as of	as of
Name	Age	Directorships	of Bancorp Since	March 3, 2003	March 3, 2003

Nominees for Election at the Meeting for the Term Ending in 2006 (Class I):

Michael M.Y. Chang	66	Secretary of Bancorp and Cathay Bank since November, 2001. Director of Cathay Bank since 1983. Assistant Secretary of Bancorp and Cathay Bank from April, 2001 to November, 2001. Retired attorney at law.	1990	290,881 1/	1.62% 1/

Patrick S.D. Lee	68	Director of Cathay Bank since 1983. Director of Cathay Investment Company since 1984. President of T.C. Construction Corporation from 1972 through 1997 (construction and development of commercial and residential real estate); Vice President of T.C. Realty, Inc. (property management) until retirement in March, 2001. Trustee of Cathay Real Estate Investment Trust since February, 2003.	1990	131,572 2/	0.73 2/

Anthony M. Tang	49	Executive Vice President of Bancorp since 1994; Assistant Secretary of Bancorp from 1991 to April, 2001; and Chief Financial Officer and Treasurer of Bancorp since 1990. Chief Lending Officer of Cathay Bank since 1985; Director of Cathay Bank since 1986; Assistant Secretary of Cathay Bank from 1994 to April, 2001; Senior Executive Vice President of Cathay Bank since December 1998; and Executive Vice President of Cathay Bank from 1994 to December 1998. Vice President, Chief Financial Officer, and Director of Cathay Securities Fund, Inc. since July, 2000. Trustee and Vice President of Cathay Real Estate Investment Trust since February, 2003.	1990	405,023 3/	2.25% 3/

Thomas G. Tartaglia	79	Director of Cathay Bank since 1986; formerly Executive Vice President of Cathay Bank from 1984 until 1990.	1990	38,655 4/	0.21% 4/

				Common Stock	Percentage
		Principal		Beneficially	Ownership
		Occupations and	Director	Owned as of	as of
Name	Age	Directorships	of Bancorp Since	March 3, 2003	March 3, 2003

Directors Currently Serving Term Ending in 2004 (Class II):

Ralph Roy Buon-Cristiani	77	Director of Cathay Bank since 1981. Retired doctor of veterinary medicine.	1990	249,018 5/	1.38% 5/

Kelly L. Chan 6/	56	Director of Cathay Bank since 1981. Certified Public Accountant. Owner of interest in and Vice President of Phoenix Bakery, Inc., a retail bakery in Los Angeles, California, since 1984.	1990	173,212 7/	0.96% 7/

Dunson K. Cheng	58	Chairman of the Board of Directors of Bancorp, Cathay Bank, and Cathay Investment Company since 1994; President of Bancorp since 1990. President of Cathay Bank since 1985 and Director of Cathay Bank since 1982. President of Cathay Investment Company since 1999; Chief Executive Officer of Cathay Investment Company since 1995 and Director of Cathay Investment Company since 1984. Chairman of the Board of Directors and President of Cathay Securities Fund, Inc. since July, 2000. Trustee and President of Cathay Real Estate Investment Trust since February, 2003.	1990	394,611 8/	2.19% 8/

Joseph C.H. Poon	56	Director of Cathay Bank since 1981. Director of Cathay Investment Company since 1984; Secretary and Chief Financial Officer of Cathay Investment Company from 1994 to 1998. President of Edward Properties since 1981 (real estate development).	1990	28,876 9/	0.16% 9/

Directors Currently Serving Term Ending in 2005 (Class III):

George T.M. Ching	88	Vice Chairman of the Board of Directors of Bancorp since 1990; Vice Chairman of the Board of Directors of Cathay Bank since 1985; President of Cathay Bank from 1962 until 1985, and Director of Cathay Bank since 1962. Vice Chairman of the Board of Cathay Investment Company since May 1999; President of Cathay Investment Company from 1985 until 1999 and	1990	181,968 10/	1.01% 10/

				Common Stock	Percentage
		Principal		Beneficially	Ownership
		Occupations and	Director	Owned as of	as of
Name	Age	Directorships	of Bancorp Since	March 3, 2003	March 3, 2003

		Director of Cathay Investment Company since 1984.

Wing K. Fat 6/	76	Director of Cathay Bank since 1972; owner of interest in and the President of Frank Fat Inc., a restaurant and real estate company, for over 40 years; owner of interest in and Vice President of Fat City Inc., a restaurant company, since 1973.	1990	272,036 11/	1.51% 11/

Wilbur K. Woo	87	Vice Chairman of the Board of Directors of Bancorp and Cathay Bank since November, 2001; Secretary of Bancorp from 1990 to November, 2001. Secretary of Cathay Bank from 1980 to November, 2001, and Director of Cathay Bank since 1978. Chief Financial Officer and Secretary of Cathay Investment Company since 1998 and Director of Cathay Investment Company since 1987.	1990	284,878 12/	1.58% 12/

Other Named Officers:

Irwin Wong	54	Executive Vice President-Branch Administration for Cathay Bank since 1999; and Senior Vice President-Branch Administration of Cathay Bank from 1989 until 1999. Treasurer of Cathay Real Estate Investment Trust since February, 2003.	—	19,874 13/	0.11% 13/

Elena Chan	52	Senior Vice President and Chief Financial Officer of Cathay Bank since 1992. Secretary of Cathay Securities Fund, Inc. since July, 2000. Secretary of Cathay Real Estate Investment Trust since February, 2003.	—	31,552 14/	0.18% 14/

James P. Lin	59	Senior Vice President and Manager – Corporate Commercial Loan and International Banking Department of Cathay Bank since November, 2001; Senior Vice President and Manager - International Banking Department of Cathay Bank from December, 1996, to November, 2001.	—	23,215 15/	0.13% 15/

All directors and named officers as a group (14 persons)				2,510,747 16/	13.95% 16/

1/	Consists of approximately 50,003 shares held jointly by Mr. Chang and his wife, approximately 66,472 shares held by Mr. Chang as custodian for his children, approximately 68,000 shares held by Mr. Chang’s wife, as custodian for their children, 104,406 shares held by the Michael and Judy Chang Family Trust, and 2,000 shares issuable under options exercisable within 60 days of the record date.
2/	Consists of 129,572 shares held by Mr. Lee as trustee of the Lee Trust and 2,000 shares issuable under options exercisable within 60 days of the record date.
3/	Includes 44,139 shares held by Mr. Tang as custodian for his children, approximately 118,916 shares held by Mr. Tang’s wife, approximately 39,592 shares held by the ESOPT which have been allocated to Mr. Tang’s account through the record date, 23,428 shares issuable under options exercisable within 60 days of the record date, and approximately 3,656 shares held as unallocated shares by the ESOPT. Mr. Tang is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
4/	Consists of 30,004 shares held by the Thomas G. Tartaglia Trust, approximately 7,651 shares held by the ESOPT which have been allocated to Mr. Tartaglia’s account through the record date, and 1,000 shares issuable under options exercisable within 60 days of the record date.
5/	Includes 30,308 shares which Dr. Buon-Cristiani holds as custodian for his grandchildren, and 1,600 shares issuable under options exercisable within 60 days of the record date.
6/	Kelly L. Chan is the nephew, by marriage, of Wing K. Fat.
7/	Includes approximately 29,144 shares held by the Kelly and Barbara Chan Living Trust, 3,900 shares held by Mr. Chan’s wife, approximately 9,830 shares held by Mr. Chan as custodian for his children, approximately 13,342 shares held by Chansons Properties, 100,000 shares held as Trustee of the WHFC Chan Grandchildren Sprinkling Trust, 2,000 shares issuable under options exercisable within 60 days of the record date, and approximately 3,656 shares held as unallocated shares by the ESOPT. Mr. Chan is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
8/	Includes approximately 118,602 shares held by the Dunson Cheng and Cynthia Cheng Trust, approximately 45,636 shares held by the ESOPT which have been allocated to Mr. Cheng’s account through the record date, 72,760 shares issuable under options exercisable within 60 days of the record date, and approximately 3,656 shares held as unallocated shares by the ESOPT. Mr. Cheng is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
9/	Consists of 23,220 shares held by the Poon Family Trust, 2,000 shares issuable under options exercisable within 60 days of the record date, and approximately 3,656 shares held as unallocated shares by the ESOPT. Mr. Poon is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
10/	Includes 158,386 shares held by the Ching Family Trust, approximately 6,778 shares held by Mr. Ching’s wife, 1,000 shares issuable under options exercisable within 60 days of the record date, and approximately 3,656 shares held as unallocated shares by the ESOPT. Mr. Ching is a member of the ESOPT Committee and, as such, may be deemed to be a beneficial owner of unallocated ESOPT shares.
11/	Includes approximately 127,744 shares held by the Fat Family Trust, approximately 132,262 shares held by Frank Fat, Inc., approximately 10,030 shares held by Frank Fat Properties and 1,000 shares issuable under options exercisable within 60 days of the record date.
12/	Consists of 270,379 shares held by Mr. Woo as trustee of a living trust established by Mr. Woo and his wife, 8,779 shares held by the Beth & Wilbur Woo Family Foundation, 3,720 shares held by Mr. Woo as custodian for his daughter, and 2,000 shares issuable under options exercisable within 60 days of the record date.
13/	Includes approximately 9,736 shares held by the ESOPT which have been allocated to Mr. Wong’s account through the record date and 8,420 shares issuable under options exercisable within 60 days of the record date.
14/	Includes approximately 23,686 shares held by the ESOPT which have been allocated to Ms. Chan’s account through the record date and 7,376 shares issuable under options exercisable within 60 days of the record date.
15/	Includes approximately 18,553 shares held by the ESOPT which have been allocated to Mr. Lin’s account through the record date and 3,604 shares issuable under options exercisable within 60 days of the record date.

16/	Includes a total of 144,854 held by the ESOPT that have been allocated to the directors and officers through the record date, 3,656 shares held as unallocated shares by the ESOPT and 130,188 shares issuable under options exercisable within 60 days of the record date.

THE BOARD OF DIRECTORS

     The Bancorp Board of Directors generally holds regular meetings on a monthly basis. Special meetings are called when necessary. During 2002, the Bancorp Board of Directors held 13 meetings and each director attended at least 75% of these meetings, except Wing K. Fat, who attended nine meetings. The Bancorp Board of Directors has six standing committees: the Executive Committee, the ESOPT Committee, the Equity Incentive Plan Committee, the Audit Committee, the Nomination Committee, and the Investment Committee.

Executive Committee

     During 2002, the Executive Committee consisted of Dunson K. Cheng (Chairman), George T.M. Ching, Anthony M. Tang, and Thomas G. Tartaglia. This committee exercises all powers of the Bancorp Board of Directors in the intervals between Board meetings, except for those powers that the Board has delegated to other committees or that are reserved to the full Board of Directors by statute, charter, or bylaws. The Executive Committee met 12 times during 2002, and each committee member attended all meetings.

ESOPT Committee

     During 2002, the ESOPT Committee consisted of Dunson K. Cheng (Chairman), Kelly L. Chan, George T.M. Ching, Joseph C.H. Poon, and Anthony M. Tang. This committee administers the ESOPT according to plan provisions and applicable governmental regulations. It is responsible for, among other things, the investment and management of the ESOPT’s assets. The ESOPT Committee met once during 2002. All committee members attended the meeting.

Equity Incentive Plan Committee

     During 2002, the Equity Incentive Plan Committee consisted of Joseph C.H. Poon (Chairman), Ralph Roy Buon-Cristiani, Michael M.Y. Chang, and Wing K. Fat. This committee selects participants, including executive officers and directors, of Bancorp and its subsidiary Cathay Bank to receive awards under the Cathay Bancorp, Inc. Equity Incentive Plan. It has broad discretion to determine the amount and types of awards, and the terms and conditions of individual awards. The Equity Incentive Plan Committee met three times during 2002, and each committee member attended all meetings of this committee except for Mr. Fat, who was absent for one meeting.

Audit Committee

     During 2002, the Audit Committee consisted of Kelly L. Chan (Chairman), Ralph Roy Buon-Cristiani, and Thomas G. Tartaglia. This committee oversees Bancorp’s financial reporting on behalf of its Board of Directors. It recommends to the Board and evaluates Bancorp’s independent auditors, and reviews with the independent auditors the proposed scope of, fees for, and results of the annual audit. It reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors, and Bancorp management. It considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service and the effect of non-audit services on the independence of the independent auditors. It also performs any other tasks assigned to it by the Board of Directors. Messrs. Buon-Cristiani, Chan, and Tartaglia are each “independent” as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee met 14 times during 2002. Each committee member attended all of the meetings of this committee except for Mr. Chan, who was absent for one meeting.

Nomination Committee

     During 2002, the Nomination Committee consisted of George T.M. Ching (Chairman), Kelly L. Chan, and Joseph C.H. Poon. This committee develops and reviews background information for candidates for the Board of

Directors and makes recommendations to the Board regarding such candidates. In addition, if requested by the Board of Directors, the committee will also review and make recommendations regarding qualified candidates proposed by stockholders. The Nomination Committee met twice during 2002. Each committee member attended all of the meetings of this committee.

     Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered to or mailed and received by the Secretary of Bancorp not less than 60 nor more than 90 days prior to the date of the scheduled annual meeting of the stockholders of Bancorp. The notice must include (i) the name, age, business and residence addresses of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of Bancorp stock beneficially owned by the nominee on the date of such notice, and (iv) certain other information set forth in Bancorp’s bylaws.

Investment Committee

     The Investment Committee was created in December, 2002, to oversee Bancorp’s investment and funds management policies at the holding company level. This Investment Committee will exist along side the long-standing Investment Committee at Bancorp’s subsidiary, Cathay Bank. The members of the Bancorp Investment Committee are the same members as those of Cathay Bank’s Investment Committee, namely Dunson Cheng (Chairman), Joseph C.H. Poon, George T.M. Ching, and Kelly L. Chan. The Bancorp Investment Committee did not meet in 2002.

Compensation of Directors

     The current directors of Bancorp are also the current directors of Cathay Bank. As a result, the current policy for compensation of directors is that Cathay Bank pays each Cathay Bank director who is not also a full-time officer of Bancorp, Cathay Bank, or Cathay Investment Company a monthly fee of $1,500 plus $300 for each Cathay Bank Board committee meeting (other than loan committee meetings) and $350 for each Cathay Bank Board loan committee meeting attended by the director. In 2002, Cathay Bank also paid each Cathay Bank non-employee director $7,700 as a bonus. Cathay Investment Company currently pays each of its directors who is not a full-time officer of Bancorp, Cathay Bank, or Cathay Investment Company a fee of $200 for each of its Board of Directors meetings attended. Bancorp, Cathay Bank, and Cathay Investment Company reimburse directors for out-of-pocket expenses incurred in attending meetings of the Boards of Directors and Board committees and in traveling on company business. Cathay Bank pays Mr. Chang $1,500 per month for his services as Secretary of Bancorp and Cathay Bank. In addition to director fees paid to such persons, in 2002, Cathay Bank paid $21,614 to Mr. Woo for his service as an officer, and Cathay Investment Company paid $32,419 to Mr. Ching for his service as an officer.

     Directors are also eligible to receive stock option grants and restricted stock awards under the Cathay Bancorp, Inc. Equity Incentive Plan. On February 21, 2002, each non-employee director was granted nonqualified stock options to purchase 1,000 shares of our Common Stock at an exercise price of $32.55 per share (which was the closing price of our Common Stock on the date of grant adjusted for the two-for-one stock split in the form of a 100% stock dividend effective May 9, 2002). Such options become exercisable in 20% increments over a five-year period. They terminate ten years from the date of grant, subject to early termination in the event of termination of directorship, disability, or death.

AUDIT COMMITTEE REPORT

     As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management and Bancorp’s independent auditors Bancorp’s audited consolidated financial statements for the year ended December 31, 2002;

•	Discussed with Bancorp’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees;” and

•	Received the written disclosures and the letter from Bancorp’s independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with such independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual consolidated financial statements be included in Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Audit Committee:

Kelly L. Chan Ralph Roy Buon-Cristiani Thomas G. Tartaglia

Professional Services Provided by Independent Auditors

     KPMG LLP was Bancorp’s independent auditor during 2002. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Bancorp’s annual financial statements for 2002, and fees billed or to be billed for other services rendered by KPMG LLP.

Audit fees1/	$186,000
Audit related fees2/	20,000

Audit and audit related fees	206,000
Tax fees3/	205,000

Total fees	$411,000

1/	Audit fees consist of the aggregate fees billed by KPMG LLP in connection with the audit of Bancorp’s annual consolidated financial statements for the year ended December 31, 2002, and for the required review of Bancorp’s financial information included in its Quarterly Reports on Form 10-Q for 2002.
2/	Audit related fees consisted of fees for audits of financial statements of certain employee benefit plans and due diligence services. After considering the matter, the Audit Committee does not believe the rendering of these services by KPMG LLP to be incompatible with maintaining the independence of KPMG LLP as Bancorp’s external auditor.
3/	Tax fees consisted of fees for tax consultation and tax compliance services. After considering the matter, the Audit Committee does not believe the rendering of these services by KPMG LLP to be incompatible with maintaining the independence of KPMG LLP as Bancorp’s external auditor.

Financial Information Systems Design and Implementation Fees

     For 2002, KPMG LLP rendered no services to Bancorp or its subsidiaries related to financial information systems design and implementation.

MANAGEMENT COMPENSATION

Remuneration of Executive Officers

     The following table sets forth information regarding the compensation for services in all capacities paid or accrued for 2002 by Bancorp or Cathay Bank to the chief executive officer of Bancorp and the four most highly compensated executive or other officers of either Bancorp or Cathay Bank.

Summary Compensation Table

Long Term
		Annual Compensation			Compensation Awards

Other
				Annual	Securities	All Other
				Compen-	Underlying	Compen-
Name and Principal		Salary	Bonus	sation 2/	Options3/	sation4/
Position	Year	($)1/	($)	($)	(#)	($)

Dunson K. Cheng, Chairman of the Board of Directors, President and chief executive officer of Bancorp and Cathay Bank	2002 2001 2000	$660,540 606,000 600,000	$600,000 530,000 540,000	$4,868 5,768 6,997	39,660 37,080 36,660	$19,120 [5] 16,905 16,803
Anthony M. Tang, Executive Vice President and Chief Financial Officer/Treasurer of Bancorp and Senior Executive Vice President and Chief Lending Officer of Cathay Bank	2002 2001 2000	235,670 227,700 220,000	234,771 227,850 257,000	— — —	13,000 13,180 11,500	18,057 6/ 16,463 16,342
Irwin Wong, Executive Vice President for Branch Administration of Cathay Bank	2002 2001 2000	175,536 165,600 160,000	150,000 154,375 185,000	487 763 551	9,240 8,060 8,940	17,788 7/ 16,147 15,996
Elena Chan, Senior Vice President and Chief Financial Officer of Cathay Bank	2002 2001 2000	156,851 146,590 137,000	139,661 136,500 130,000	— — —	7,000 7,060 7,040	14,513 8/ 12,737 12,678
James P. Lin, Senior Vice President and Manager – Corporate Commercial Loan and International Banking Department	2002 2001 2000	130,928 119,025 115,000	113,628 90,861 79,010	— — —	4,400 3,200 3,360	15,038 9/ 13,434 13,343

1/	Includes amounts deferred by the named officers under the Cathay Bancorp’s 401(k) Profit Sharing Plan.
2/	The amounts reported in this column reflect the incremental cost to Bancorp of automobiles provided to the named officers. The amounts exclude other perquisites and personal benefits paid to each named officer as such other perquisites and personal benefits, in each instance, were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth above.
3/	The number of shares has been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend effective May 9, 2002.
4/	The amounts in this column consist of group life insurance premiums, health insurance premiums, employer contributions to the ESOPT and employer contributions under the 401(k) Plan.
5/	This amount consists of $553 in group life insurance premiums, $3,128 in health insurance premiums, $9,439 in employer contribution to the ESOPT and $6,000 in employer contribution under the 401(k) Plan.
6/	This amount consists of $553 in group life insurance premiums, $4,349 in health insurance premiums, $9,463 in employer contribution to the ESOPT and $3,692 in employer contribution under the 401(k) Plan.
7/	This amount consists of $553 in group life insurance premiums, $4,349 in health insurance premiums, $9,425 in employer contribution to the ESOPT and $3,461 in employer contribution under the 401(k) Plan.
8/	This amount consists of $553 in group life insurance premiums, $1,988 in health insurance premiums, $9,472 in employer contribution to the ESOPT and $2,500 in employer contribution under the 401(k) Plan.
9/	This amount consists of $553 in group life insurance premiums, $3,128 in health insurance premiums, $9,453 in employer contribution to the ESOPT and $1,904 in employer contribution under the 401(k) Plan.

Options and Stock Appreciation Rights

     In 2002, the following individuals named in the above Summary Compensation Table were granted options to purchase shares of our Common Stock under the Equity Incentive Plan. In 2002, Bancorp had no outstanding stock appreciation rights.

Option Grants in Last Fiscal Year1/

	Individual Grants				Grant Date Value

	Number of
	Securities	% of Total Options			Grant
	Underlying	Granted to	Exercise or		Date
	Options	Employees in Fiscal	Base Price		Present
Name	Granted(#)2/	Year	($/Sh)	Expiration Date	Value ($)3/

Dunson K. Cheng	39,660	37.97%	$32.55	2/21/12	$307,365
Anthony M. Tang	13,000	12.45%	32.55	2/21/12	100,750
Irwin Wong	9,240	8.85%	32.55	2/21/12	71,610
Elena Chan	7,000	6.70%	32.55	2/21/12	54,250
James P. Lin	4,400	4.21%	32.55	2/21/12	34,100

1/	The number of shares and the price per share have been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend effective May 9, 2002.
2/	The options become exercisable in 20% increments over a five-year period, subject to early termination in the event of termination of employment, disability, or death.
3/	The grant date present values are estimated using the Black-Scholes option-pricing model assuming (a) a four-year expected life of the option; (b) a stock price volatility of 35.80%, based on daily market prices for the preceding four-year period; (c) an expected dividend yield of 3.07% per share per annum; and (d) a risk-free interest rate of 2.34%. The grant date present values are provided in accordance with the rules of the Securities and Exchange Commission and do not represent Bancorp’s estimate or projection of the future value or market price of Bancorp Common Stock. Actual gains, if any, on stock option exercises are dependent, among other things, on Bancorp’s future financial performance, overall market conditions, and the option holder’s continued employment through the vesting period.

The following table summarizes options exercises during 2002, and the number of all options and the value of all in-the-money options held at the end of 2002, by the individuals named in the above Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values1/

Value of
Unexercised
			Number of Securities	In-the-Money
			Underlying Unexercised	Options at
	Shares		Options at End of	End of Fiscal
	Acquired		Fiscal 2002 (#)	2002 ($) 3/
	on	Value
Name	Exercise (#)	Realized($) 2/	Exercisable/Unexercisable	Exercisable/Unexercisable

Dunson K. Cheng	—	—	50,080/98,320	$905,745/968,591
Anthony M. Tang	—	—	15,892/32,608	283,833/315,975
Irwin Wong	5,136	$118,810	3,172/22,612	46,251/224,490
Elena Chan	4,000	103,111	3,156/18,004	45,719/177,707
James P. Lin	1,444	21,782	1,412/9,748	21,643/94,485

1/	The number of shares and the price per share have been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend effective May 9, 2002.
2/	Based on the closing price of the underlying securities at the exercise date, less the exercise price.
3/	Based on the closing price of the underlying securities at year-end, less the exercise price.

Profit Sharing Plan

     Salaried employees who have completed three months of service and have attained the age of 21 are eligible to participate in the Cathay Bancorp, Inc. 401(k) Profit Sharing Plan. Enrollment dates are on January 1st, April 1st, July 1st, and October 1st of each year. In 2002, participants were allowed to contribute up to 15% of their compensation for the year, not to exceed the dollar limit set by the Internal Revenue Code. Commencing in 2003, participants will be allowed to contribute up to 75% of their compensation for the year, not to exceed the dollar limit set by the Internal Revenue Code. Participants may change their contribution election on the enrollment dates. After one year of service, Bancorp matches 50% of the participants’ contribution up to 4% of their compensation. The vesting schedule for the matching contribution is 0% for less than two years of service, 25% after two years of service and from then on, at an increment of 25% each year until 100% is vested after five years of service. In 2002, Bancorp’s contribution amounted to approximately $247,386. The 401(k) Plan allows participants to withdraw all or part of their vested amount due to certain financial hardships set forth in the Internal Revenue Code and Treasury Regulations. Participants may also borrow up to 50% of the vested amount, up to a maximum of $50,000. The minimum loan amount is $1,000.

Employee Stock Ownership Plan

     Bancorp’s Amended and Restated Cathay Bank Employee Stock Ownership Plan (“ESOP”) provides that Bancorp is to make annual contributions to a trust in the form of either cash or Common Stock of Bancorp for the benefit of eligible employees and to pay administration expenses for this plan and trust. Employees of Cathay Bank are eligible to participate in the ESOP after completing two years of service for salaried full-time employees or 1,000 hours for each of two consecutive years for salaried part-time employees.

     The amount of the annual contribution is discretionary except that it must be sufficient to enable the trust to meet its current obligations. Each participant’s share of the annual contribution to the trust, including the share of each participating executive officer, is calculated by dividing the participant’s total “units” by the total “units” of all

ESOP participants for that year. Each ESOP participant is granted one “unit” for each year of service and one “unit” for each one hundred dollars of eligible compensation.

     The Board of Directors determines the amount of the annual contribution to the trust in light of Bancorp’s earnings in the prior plan year. To date, such contributions have been made in cash. The cash contributed to the trust is invested by its trustees in shares of Bancorp’s Common Stock. Each participant’s benefits under the ESOP consist of the cash (or cash equivalents) and shares of Bancorp’s Common Stock allocated to the participant’s ESOP account in accordance with the above-described formula. Under the ESOP, each participant’s benefits are 100% vested and without risk of forfeiture. Benefits under the ESOP are distributed to the participant in accordance with the rules of the ESOP and generally begin when the participant attains the age of 65 (or upon death or disability) or after the lapse of three years following termination of employment.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information as of December 31, 2002, with respect to compensation plans under which equity securities of Bancorp are authorized for issuance.

(c)
Number of
Securities
	(a)		Remaining Available
	Number of		For Future Issuance
	Securities to be	(b)	Under Equity
	Issued Upon	Weighted-average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants,	Options, Warrants,	Reflected in
Plan Category	and Rights	and Rights	Column(a))

Equity Compensation Plans Approved by Security Holders	363,820	$26.37	1,749,980
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	363,820	$26.37	1,749,980

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Bancorp Board of Directors has a committee administering the Equity Incentive Plan, but does not have a compensation committee. No executive officer is separately compensated for services rendered to Bancorp. Mr. Cheng and Mr. Tang hold positions with both Bancorp and Cathay Bank. Accordingly, decisions regarding the compensation of certain executive officers, including the President and chief executive officer, other than the grant of awards under the Equity Incentive Plan, are made by the Compensation Committee of the Cathay Bank Board of Directors, subject to the review and approval of the Cathay Bank Board of Directors.

     The Bancorp Equity Incentive Plan Committee makes decisions regarding the grant of awards under the Equity Incentive Plan to executive officers, including the President and chief executive officer. In 2002, the members of the Equity Incentive Plan Committee were Joseph C.H. Poon (Chairman), Ralph Roy Buon-Cristiani, Michael M.Y. Chang and Wing K. Fat. Each of these individuals is also a director of Bancorp.

     The members of the Cathay Bank Compensation Committee were Dunson K. Cheng (Chairman), George T.M. Ching, Joseph C.H. Poon, Thomas G. Tartaglia, and Kelly L. Chan. Each of these individuals is also a Director of Bancorp. Mr. Cheng is also the Chairman, President and chief executive officer of Cathay Bank and Bancorp. Mr. Cheng also is a member of the Boards of Directors of Cathay Bank and of Bancorp. Mr. Cheng does not participate in, and excuses himself from, those portions of any meeting of the Cathay Bank Board of Directors or Compensation Committee in which his compensation is discussed or established.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Cathay Bank Compensation Committee establishes general policies on executive compensation as well as the actual salary, bonus, and discretionary benefits of the President and chief executive officer of Bancorp and Cathay Bank, the Executive Vice President of Bancorp and Senior Executive Vice President of Cathay Bank, and each Executive Vice President and Senior Vice President of Cathay Bank. Decisions of the Cathay Bank Compensation Committee are subject to the review and approval of the entire Cathay Bank Board of Directors.

     The Bancorp Equity Incentive Plan Committee selects participants, including the executive officers, of Bancorp and its subsidiary, Cathay Bank, to receive awards under the Equity Incentive Plan and has broad discretion to determine the amounts and types of awards and the terms and conditions of individual awards.

     The compensation program for executive officers, including the President and chief executive officer, currently consists of base salary, annual cash bonus, participation in Bancorp’s ESOP, certain matching contributions under the 401(k) Plan, life insurance in an amount equal to three times base salary (with a $300,000 cap), and the same medical, dental, and disability benefits as provided to other Cathay Bank employees. Such officers are also eligible to participate in the Equity Incentive Plan.

     The Cathay Bank Compensation Committee and the Bancorp Equity Incentive Plan Committee believe that to reward, provide incentives to, and retain capable management, each of the executive officers should receive compensation that is both competitive and reflective of Cathay Bank’s and Bancorp’s performance. In addition, the Compensation Committee and the Equity Incentive Plan Committee believe that individual compensation should reflect the experience, performance, and responsibility level of that individual.

     Publicly held corporations generally are not permitted a Federal income tax deduction for compensation paid to certain officers to the extent that such an officer’s compensation exceeds $1 million in a taxable year. An exception may apply to performance-based compensation that meets certain requirements, including approval of the material terms by the stockholders in advance of payment. Until 2000, Bancorp did not pay any compensation at levels that would cause this limitation to apply. The Compensation Committee has not adopted a policy concerning the application of this limitation when, as the case with Mr. Cheng, an officer merits compensation in excess of the limitation. The Compensation Committee will continue to review the issue and monitor whether any payments in excess of the limitation would be structured so as to qualify as performance-based compensation that would be deductible.

Base Compensation

     As part of the process of establishing base salaries, the Compensation Committee reviews the performance of each executive officer in relation to the overall performance of Cathay Bank, and considers factors such as the experience and responsibility of each individual, including performance of special projects and assignments. Because the Committee believes that the evaluation of performance should not be reduced to a formula, the Committee considers a wide range of performance criteria. These criteria include objective factors, such as earnings and profits, and subjective factors, such as individual performance.

     In establishing each executive officer’s base salary, the Compensation Committee generally gives the most weight to the subjective evaluation of the performance of the individual in relation to the performance of Cathay Bank, followed by a consideration of the officer’s level of responsibility and experience, and then an evaluation of objective performance factors, without any particular magnitude being assigned to these factors. The size of the base salary for each executive officer is determined by the above-mentioned subjective evaluation of the individual’s performance, a comparison of the compensation levels paid to the individual in past years in relation to the individual’s performance in those years, and Bancorp’s and Cathay Bank’s general financial condition, profitability, and results of operations. Consideration is also given to changes in the cost of living.

     In 2001, Bancorp’s total assets increased by approximately 11% over 2000 levels, deposits increased by approximately 13%, stockholders’ equity increased by approximately 15% over 2000 levels, return on average assets increased from 1.81% in 2000 to 1.82% in 2001, net income increased approximately 10%, from $38,587,000 in 2000 to $42,620,000 in 2001, and earnings per diluted share increased from $2.13 in 2000 to $2.35 in 2001. The Compensation Committee considered this financial performance data and each executive officer’s level of responsibilities in giving executive officers an increase in base salaries of approximately 3.5% to 10% in 2002. The Compensation Committee further notes that Bancorp’s financial outlook continued to improve in 2002. In 2002, total assets increased by approximately 12%, deposits increased by approximately 9%, and stockholders’ equity increased by approximately 17% over 2001 levels. In addition, return on average assets increased from 1.82% in 2001 to 1.88% in 2002, net income increased approximately 14%, from $42,620,000 in 2001 to $48,700,000 in 2002, and earnings per diluted share increased from $2.35 in 2001 to $2.69 in 2002.

     The Compensation Committee reviews objective data on the financial condition, profitability, and results from operations of Bancorp and Cathay Bank in light of the financial performance of other similar banks, Bancorp’s and Cathay Bank’s relative advantages and disadvantages in the banking industry, and the obstacles and challenges presented to the particular executive in attempting to achieve the goals of Bancorp and Cathay Bank. The Compensation Committee also reviews the base compensation of executive officers in equivalent positions paid by banks considered competitive with Cathay Bank and by other banks of similar size across the United States.

     In addition to these surveys, the Compensation Committee considers data comparing the percentage change in cumulative total stockholder return on Bancorp’s Common Stock with the percentage change in cumulative total stockholder return on the Standard & Poor’s 500 and the SNL Western Bank Index. See “Comparative Stock Performance” below for a graph comparing cumulative stockholder return data for Bancorp, the Standard & Poor’s 500 Index, and the SNL Western Bank Index. The SNL Western Bank Index is a market-weighted index including every publicly traded bank located in Alaska, California, Hawaii, Montana, Oregon, and Washington.

Annual Cash Bonus

     The annual cash bonus paid to each executive officer, including the Chairman, President and chief executive officer, is determined, in the discretion of the Compensation Committee, on the basis of the over-all performance and profitability of Cathay Bank and Bancorp in the fiscal year then ending, and the Committee’s subjective evaluation of the individual officer’s performance and responsibility in relation to company performance. Overall performance and profitability is determined with reference to the following factors listed in order of importance: net income, return on average assets, return on stockholders’ equity, and percentage increase or decrease in total assets, loans, and deposits.

     The size of the annual bonus for each officer is determined by the above-mentioned evaluation of the performance of Bancorp and Cathay Bank in relation to the contributions, as perceived by the Compensation Committee, made by the officer to achieve the overall level of financial performance of Bancorp and Cathay Bank, and by a comparison of the size of annual bonuses paid to the officer in past years with respect to the individual’s performance in those years, the base salaries of the executives and the length of employment with Bancorp and Cathay Bank, and the overall performance and profitability of Bancorp and Cathay Bank in those years. Based on these factors, the Compensation Committee reduced the bonuses paid to one executive officer in 2002 by approximately 3% and increased the bonuses paid to four other executive or named officers by 2% to 25%. See also “CEO Compensation” below.

The Equity Incentive Plan

     Bancorp’s Equity Incentive Plan authorizes the issuance of up to 2,150,000 shares of Bancorp’s Common Stock under awards granted under the Equity Incentive Plan. Awards may be granted in the form of stock options or restricted stock. The Equity Incentive Plan is intended to strengthen Bancorp by providing selected employees and directors of Bancorp and its subsidiaries, including Cathay Bank, an opportunity to participate in Bancorp’s future by offering them an opportunity to acquire Common Stock in Bancorp so as to retain, attract, and motivate them.

     As of February 1, 2003, there are 42 participants in the Equity Incentive Plan. The Equity Incentive Plan Committee has the discretion to determine the number and type of awards granted, and awards generally increase as a function of higher positions of responsibility in Bancorp or its subsidiaries. Awards are generally based on a subjective analysis of the individual’s performance, the general performance of Bancorp and Cathay Bank, and a review of option grants made at other banks of comparable size and complexity. Consideration is also given to the estimated dilutive effect of such awards on Bancorp’s stockholders.

     In 2002, the Equity Incentive Plan Committee granted nonqualified options, adjusted for the two-for-one stock split in the form of a 100% stock dividend effective May 9, 2002, to purchase 113,440 shares of our Common Stock under the Equity Incentive Plan. Of these options, it granted options to purchase 39,660 shares of our Common Stock to the Chairman, President, and chief executive officer. Options granted to the other officers named in this proxy statement for the same period ranged from options to purchase 4,400 shares to 13,000 shares. Such options have an exercise price of $32.55 per share (which was the closing price of a share of our Common Stock on the date of grant, adjusted for the two-for-one stock split effective May 9, 2002). Options become exercisable in 20% increments over a five-year period, and they terminate ten years from the date of the grant, subject to early termination in the event of termination of employment, disability, or death.

CEO Compensation

     The Compensation Committee increased Mr. Cheng’s annual base salary by approximately 9% to $660,540 in 2002. The Committee also awarded him a $600,000 cash bonus (an increase of approximately 13% from the bonus paid for 2001). Mr. Cheng’s total base salary and bonus for 2002 was $1,260,540, up from $1,136,000 in 2001. This compensation paid to Mr. Cheng for 2002 reflects Bancorp’s and Cathay Bank’s growth and continuing profitability in the difficult economic environment of 2002.

     Generally, the Compensation Committee sets Mr. Cheng’s base salary primarily on the basis of its subjective evaluation of his performance in the immediately preceding year, the percentage increase or decrease in total assets, loans, and deposits in the immediately preceding year, the percentage increase or decrease in net income in the immediately preceding year, and a comparison of his level of compensation with chief executive officers at other banks of a similar size operating in California, particularly those banks that operate in the same markets as Cathay Bank. In 2001, Bancorp’s total assets increased by approximately 11% over 2000 levels, its stockholders’ equity increased by approximately 15%, its return on average assets increased from 1.81% in 2000 to 1.82% in 2001, and its earnings per diluted share increased from $2.13 in 2000 to $2.35 in 2001. In determining Mr. Cheng’s base salary, the Compensation Committee also considered Mr. Cheng’s growing responsibilities relating to Cathay Bank’s expansion in New York City and Northern California.

     The bonus paid to Mr. Cheng is based generally on the performance of Bancorp and Cathay Bank and on an evaluation of Mr. Cheng’s management abilities. In particular, in determining Mr. Cheng’s bonus, the Compensation Committee considers the percentage increase or decrease in net income occurring during the year in which the bonus is paid and any growth in total assets, loans, and deposits occurring during that year. In 2002, total assets increased by approximately 12%, deposits increased by approximately 9%, and stockholders’ equity increased by approximately 17% over 2001 levels. In addition, return on average assets increased from 1.82% in 2001 to 1.88% in 2002, net income increased 14%, from $42,620,000 in 2001 to $48,700,000 in 2002, and earnings per diluted share increased from $2.35 in 2001 to $2.69 in 2002. In determining Mr. Cheng’s bonus, the Compensation Committee considered Mr. Cheng’s management abilities as reflected by Bancorp’s ability to achieve these results, which included record assets and earnings, under difficult conditions. These difficult conditions are much the same as they were in 2001 and included a sluggish economy that continues to struggle to recover from recession, the pressure placed on Cathay Bank’s net interest margin by the cumulative effect of interest rate cuts by the Federal Reserve, and continuing threats of war and terrorism. As a further measure of Mr. Cheng’s management ability, the Compensation Committee also considered Bancorp’s rankings for efficiency relative to other bank holding companies. According to a recent survey published in a well-known banking newspaper, Bancorp’s 36% efficiency ratio ranked 8th among the 500 largest U.S. bank holding companies, which is the highest among California institutions included in the survey. This survey rates efficiency based on the ratio of non-interest expense to total income minus interest expense.

     The number of options granted to Mr. Cheng in 2002 was based on a subjective analysis of his performance, the general performance of Bancorp and Cathay Bank, and a review of option grants made at other banks of comparable size and complexity, with consideration also given to the estimated dilutive effect of such options on Bancorp’s existing stockholders.

     Although Mr. Cheng is a member of Cathay Bank’s Compensation Committee, he does not participate in, and excuses himself from, those portions of any meeting in which his compensation is discussed or established. Mr. Cheng is not a member of the Equity Incentive Plan Committee.

The Compensation Committee:	The Equity Incentive Plan Committee:
George T.M. Ching Thomas G. Tartaglia Dunson K. Cheng Joseph C.H. Poon Kelly L. Chan	Ralph Roy Buon-Cristiani Michael M.Y. Chang Wing K. Fat Joseph C.H. Poon

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the percentage change in the cumulative total stockholder return on Bancorp’s Common Stock from December 31, 1997, through December 31, 2002 with the percentage change in the cumulative total return on the Standard & Poor’s 500 Index (the S&P 500 Index) and the SNL Western Bank Index for the same period. The SNL Western Bank Index is a market-weighted index including every publicly traded bank located in Alaska, California, Hawaii, Montana, Oregon, and Washington. Bancorp will furnish, without charge, on the written request of any person who is a stockholder of record as of March 3, 2003, a list of the companies included in the SNL Western Bank Index. Requests for this information should be addressed to Michael M.Y. Chang, Secretary, Cathay Bancorp, Inc., 777 North Broadway, Los Angeles, California 90012. This graph assumes the investment of $100 in Bancorp’s Common Stock on December 31, 1997, and an investment of $100 in each of the S&P 500 Index and the SNL Western Bank Index on that date.

     NOTE: The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance or returns of Bancorp’s Common Stock.

	Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Cathay Bancorp, Inc.	$100.00	$114.55	$117.00	$171.68	$189.80	$228.66
S&P 500	100.00	128.55	155.60	141.42	124.63	96.95
SNL Western Bank Index	100.00	102.46	105.90	140.20	122.60	134.14

INCORPORATION OF CERTAIN INFORMATION

     The information contained in this proxy statement under the captions “Audit Committee Report,” “Management Compensation,” “Compensation Committee Interlocks and Insider Participation,” “Compensation Committee Report on Executive Compensation” and “Comparative Stock Performance” shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement, or any part of this proxy statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Bancorp expressly incorporates such information in such filing by reference. The information contained in this proxy statement under the captions “Audit Committee Report,” “Compensation Committee Report on Executive Compensation” and “Comparative Stock Performance” shall not be deemed to be soliciting material or otherwise be deemed to be filed under the Securities Act or the Securities Exchange Act, except to the extent that Bancorp requests that such information be treated as soliciting material or expressly incorporates such information in any such filing by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires that Bancorp’s executive officers and directors and persons who own more than ten percent of its Common Stock timely file initial reports of ownership of Common Stock and other equity securities, and reports of changes in such ownership, with the Securities and Exchange Commission and with Nasdaq. Bancorp has instituted procedures to receive and review these insider reports. After a review of the insider reports, Bancorp believes that all required reports were timely filed during 2002.

CERTAIN TRANSACTIONS

Banking Transactions

     Some of the directors and officers of Bancorp or Cathay Bank, members of their families, and the companies with which they are associated have been customers of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank’s business since Cathay Bank began operations. Cathay Bank expects to continue such banking transactions in the future. All loans and commitments to lend included in these transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at Cathay Bank at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectibility or present any other unfavorable features. The aggregate balance of secured and unsecured loans made or authorized to be made directly to the directors and executive officers of Bancorp or Cathay Bank, members of their families, and entities with which they were associated was approximately $32,177,000, at December 31, 2002, representing approximately 11.17% of Bancorp’s stockholders’ equity on that date. The aggregate balance includes two lines of credit extended to the spouse of a director, Anthony M. Tang, in the amount of $10 million each. Each line is secured by a separate time deposit of $10 million each. The purpose of the lines is for business investment. Mr. Tang is not a party to either credit relationship.

Office Lease

     Under a three-year lease entered into in February, 1998, T.C. Realty, Inc., a California corporation owned by Patrick S.D. Lee’s spouse, leases to Cathay Bank approximately 8,912 square feet of office space in downtown Los Angeles. In January, 2001, the lease was extended for an additional three years. During 2002, Cathay Bank paid T.C. Realty, Inc. approximately $107,000 to lease this space. Annual lease payments under this lease in 2003 are expected to be approximately $107,000.

Indemnity Agreements

     Bancorp’s bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. Bancorp also has indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp’s certificate of incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnification and limitations on liability permitted by the certificate of incorporation, bylaws, and the indemnity agreements are subject to the limitations set forth by Delaware law.

INDEPENDENT AUDITORS

     KPMG LLP, independent auditors, audited Bancorp’s financial statements for the fiscal year ended December 31, 2002. Representatives of KPMG LLP are expected to attend the meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from stockholders or their representatives. In the ordinary course of its duties, the Audit Committee of Bancorp’s Board of Directors is in the process of considering the selection of Bancorp’s independent auditors for the year ending December 31, 2003.

ANNUAL REPORT ON FORM 10-K

     On the written request of any stockholder of record as of March 3, 2003, Bancorp will furnish, without charge, a copy of its Annual Report on Form 10-K, including financial statements and financial statement schedules. Requests should be addressed to Monica Chen, Assistant Secretary, Cathay Bank, 777 North Broadway, Los Angeles, California 90012, telephone number, (213) 625-4700, Ext. 4749. The Annual Report on Form 10-K will also be available on Bancorp’s website at www.cathaybank.com.

SOLICITATION OF PROXIES

     Bancorp will pay the cost of this solicitation of proxies. In addition to use of the mail, officers, directors, and employees of Bancorp and its subsidiaries may solicit proxies personally or by telephone, facsimile, or telegraph. These individuals will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and Bancorp will reimburse these persons for their reasonable expenses incurred in forwarding the materials.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

     Under Bancorp’s bylaws, nominations for election to the Bancorp Board of Directors and proposals for other business to be transacted by Bancorp stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from Bancorp) only if the stockholder is entitled to vote at the meeting and has given Bancorp’s Secretary timely written notice that complies with the notice requirements of the bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Delaware law and Bancorp’s certificate of incorporation and bylaws. Among other requirements, the written notice must be delivered to Bancorp’s Secretary at Bancorp’s principal executive offices by no later than February 19, 2004, or earlier than January 20, 2004. However, if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

     Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act entitle a stockholder in certain instances to require Bancorp to include that stockholder’s proposal (but not that stockholder’s nominees for director) in the proxy materials distributed by Bancorp for its next annual meeting of stockholders. Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp’s 2004 proxy solicitation materials must set forth the proposal in writing, file it with Bancorp’s Secretary on or before November 18, 2003, and meet the other requirements for inclusion contained in the Securities and Exchange Commission’s stockholder proposal rules.

OTHER MATTERS

     As of the date of this proxy statement, the Bancorp Board of Directors knows of no other matters to be brought before the meeting other than the proposals specifically listed in the notice of annual meeting of stockholders. Nevertheless, if further business is properly presented, the proxy holders named in the enclosed proxy card will vote the shares in their discretion in accordance with their best judgment.

     Whether or not you currently plan to attend the meeting in person, please mark your vote on the accompanying proxy card, then sign, date, and return the proxy card in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors

Michael M. Y. Chang Secretary

Los Angeles, California
March 17, 2003

CATHAY BANCORP, INC.

Proxy for the Annual Meeting of Stockholders, April 21, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CATHAY BANCORP, INC.

     Dunson K. Cheng, George T.M. Ching and Wilbur K. Woo, or any of them, with full power of substitution, are hereby appointed as Proxies and authorized to represent and to vote as designated on the reverse the undersigned’s shares of Cathay Bancorp, Inc. common stock at the Annual Meeting of Stockholders to be held at 777 North Broadway, Los Angeles, California, at 5:00 p.m., local time, on April 21, 2003, and at any and all adjournments thereof.

(Continued and to be signed on other side.)

ANNUAL MEETING OF STOCKHOLDERS OF

CATHAY BANCORP, INC.

April 21, 2003

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

- Please detach and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF CLASS I DIRECTORS OF CATHAY BANCORP, INC.

NOMINEES
☐	FOR ALL NOMINEES	O	Michael M.Y. Chang
		O	Patrick S.D. Lee
☐	WITHHOLD	O	Anthony M. Tang
	AUTHORITY	O	Thomas G. Tartaglia
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL
EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

2.	OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of the nominees listed in Proposal 1 as Class I Directors of Cathay Bancorp, Inc.

     The Board of Directors recommends a vote FOR Michael M.Y. Chang, Patrick S.D. Lee, Anthony M. Tang, and Thomas G. Tartaglia as directors.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 17, 2003.

     Please sign and return this Proxy even if you intend to be present at the Annual Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting.

     PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.